Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 6, 2025, with respect to the combined carve-out financial statements of Unilever PLC’s Ice Cream business in certain jurisdictions (the “Ice Cream Business”), incorporated herein by reference.

/s/ KPMG LLP

London, United Kingdom

June 11, 2026.